CONSENT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of the
T. Rowe Price International Funds, Inc.


We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 70 to the Registration Statement on Form N-1A (the "Registration Statement") of our reports dated November 21, 1997, relating to the financial statements and financial highlights appearing in the October 31, 1997 Annual Reports to Shareholders of the Emerging Markets Stock Fund, European Stock Fund, Global Stock Fund, International Discovery Fund, International Stock Fund, Japan Fund, Latin America Fund, and New Asia Fund (eight of the portfolios constituting T. Rowe Price International Funds, Inc.. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Accountants" in the Statement of Additional Information.


/s/Price Waterhouse LLP
PRICE WATERHOUSE LLP

Baltimore, Maryland

February 19, 1998



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                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of the
T. Rowe Price International Funds, Inc.


We hereby consent to the incorporation by reference in the Statement of Additional Information constituting parts of this Post-Effective Amendment No. 70 to the Registration Statement on Form N-1A (the "Registration Statement") of our reports dated November 21, 1997, relating to the financial statements and financial highlights appearing in the October 31, 1997 Annual Reports to Shareholders of the Foreign Equity Fund (the portfolio constituting Institutional International Funds, Inc.). We also consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information.


/s/Price Waterhouse LLP
PRICE WATERHOUSE LLP

Baltimore, Maryland

February 19, 1998



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